UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 4, 2014

MED-CANNABIS PHARMA INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-54770	45-0704149
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2544 Tarpley Road Suite 12, Carrollton, TX 75006
(Address of Principal Executive Office) (Zip Code)

Registrant's telephone number, including area code:  214-666-8364

SW CHINA IMPORTS, INC.

12655 North Central Expressway Suite 100, Dallas TX 75243

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.02 Termination of a Material Definitive Agreement.

On August 4, 2014, Med-Cannabis Pharma, Inc. (the “Company”) announced that it was terminating the Purchase Agreement with Loe & Associates, LLC due to its inability to audit the books and records of Loe & Associates. The decision to terminate was mutual and no shares will be issued pursuant to that agreement. Mr. Loe will remain with the Company as a director, COO and vice president. Mr. Loe acquired ten million (10,000,000) shares of the Company in a private transaction with another shareholder on July 29, 2014. The Company will continue to own and operate medical cannabis stores in the State of Washington.

ITEM 7.01 FD Disclosure

(a)          The Company issued a press release on August 4, 2014, a copy of which is attached hereto as an exhibit.

(b)          The information contained in this Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as expressly set forth by specific reference in such filing.

ITEM 9.01 Financial Statements and Exhibits

Exhibit No.	Description of Exhibit

99(i)*	August 4, 2014 Press Release

 _________

*filed herewith

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

August 4, 2014	MED-CANNABIS PHARMA, INC.

/s/ Graciela Moreno

Graciela Moreno, CEO

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